UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MENTOR GRAPHICS CORPORATION
 (Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

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MENTOR GRAPHICS CLARIFIES RESPONSE TO REQUESTED SPLIT-VOTING PROCEDURES

Mentor Graphics Corporation (“Mentor Graphics” or the “Company”) continues to urge shareholders to vote the Mentor Graphics WHITE proxy card in favor of all eight current directors.

On May 9, 2011, Mentor Graphics issued a statement responding to inquires received from shareholders asking how it might be possible, in connection with the Mentor Graphics 2011 Annual Meeting of Shareholders on Thursday, May 12, 2011, to use the Mentor Graphics WHITE proxy card or beneficial owner voting instruction form - but also exercise a vote for a number of other validly nominated candidates, in effect, thereby “splitting” their vote.

In lieu of the procedures outlined in its May 9, 2011 communication, the Company now instructs beneficial holders of shares in street name who wish to split their votes to obtain a legal proxy from their custodian bank or broker (or from Broadridge Financial Solutions, the agent for brokers, banks and other custodians) and to either (i) attend the meeting and use the legal proxy to vote by ballot or (ii) appoint a person, pursuant to the powers in a legal proxy, to attend and vote by ballot at the meeting on behalf of the shareholder. Registered shareholders who wish to split their votes should also either (i) attend and vote by ballot at the meeting or (ii) appoint a person, pursuant to the powers in a legal proxy, to attend and vote by ballot at the meeting on behalf of the registered holder.

A legal proxy, also known as a “Bloomberg form of proxy,” is a form of power of attorney which permits the registered owner of shares to appoint a person or persons to vote on behalf of the registered owner. It is commonly used by beneficial owners in street name to vote their shares at a shareholders meeting. A legal proxy is not the Company’s proxy; it can be obtained from a beneficial holders’ custodian bank or broker (or from Broadridge Financial Solutions, the agent for brokers, banks and other custodians).

Please use the procedures outlined above rather than the procedures noted on May 9, 2011. This will best ensure that any “split votes” effected in accordance with the previous procedures noted on May 9, 2011 are not invalidated by the inspector of elections (or otherwise).

If you have any questions or require assistance in obtaining a legal proxy or voting your shares, you may call Mentor Graphics’ proxy solicitor, MacKenzie Partners, at the phone numbers listed below.

Important Information

On March 31, 2011, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the Company’s definitive proxy statement and any other relevant documents filed by the Company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

If you have any questions, require assistance in voting your shares, or need additional copies of Mentor Graphics’ proxy materials, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885